UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 25, 2014

DATE OF EARLIEST EVENT REPORTED: September 22, 2014

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17537 Darby Lane
Lutz, Florida 33558
(Address of principal executive offices)

(813)-287-2333
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY OF A MATERIAL DEFINITIVE AGREEMENT

On September 21, 2014, Trxade Group, Inc., a Delaware corporation (the "Company") accepted subscription agreements (the "Subscription Agreements") with certain investors (collectively, the "Investors"). Under the terms of the Subscription Agreements, the Company accepted, issued and sold 733,333 shares (the "Private Placement Shares") of the Company's common stock, $0.00001 par value per share (the "Common Stock"), to the Investors in connection with a private placement. The Private Placement Shares also include warrants to purchase 183,333 shares of Common Stock (“Warrants”) under the terms and conditions of a warrant agreement (the “Warrant Agreement”). The Warrants have a five year term and an exercise price of $0.01 per share.  In connection with the private placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement “) with the Investors, granting the Investors certain demand and piggyback registration rights. The aggregate cash purchase price of the Private Placement Shares and Warrants was $1,100,000, representing a net price per share of $1.25.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Warrant Agreement, and the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report, each of which is incorporated into this Current Report by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer and sale of the Private Placement Shares and Warrants in the private placement was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement
10.2	Form of Warrant Agreement
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:	/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer

Date: September 25, 2014

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